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                 EXHIBIT (22)  SUBSIDIARIES OF THE REGISTRANT.
                               -------------------------------


                                 State of
Subsidiary                       Incorporation    Doing Business As
- ----------                       -------------    -----------------

CorryHiebert Corporation         Iowa             CorryHiebert Corporation

Heatilator Inc.                  Iowa             Heatilator Inc.

Hiebert East, Inc.               Iowa             The HON Company

Holga Inc.                       Iowa             Holga Inc.

Murphy-Miller Co.                Iowa             The HON Company

BPI Inc.                         Iowa             BPI Inc.

Ring King Visibles, Inc.         Iowa             Ring King Visibles, Inc.

XLM Company                      Iowa             XLM Company

The Gunlocke Company             Iowa             The Gunlocke Company

Chandler Attwood Limited         Iowa             Chandler Attwood Limited

HON Financial Corporation III    Iowa             HON Financial Corporation III

HON Export Limited               Iowa             HON Export Limited

T. M. Export Inc.                Barbados,        T. M. Export Inc.
                                 West Indies

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